                                  EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Russ Berrie and Company, Inc. (File Nos. 2-96238, 2-96239, 2-96240, 33-10779,
33-26161, 33-27406, 33-27897, 33-27898, 33-51823 and 333-70081) of our reports dated January 31, 1997, on our audit of the consolidated financial statements and financial statement schedule of Russ Berrie and Co., Inc. as of December 31, 1996 and for the year then ended, which reports are included in this annual report on Form 10-K.


                                        PricewaterhouseCoopers LLP



New York, New York
March 26, 1999


                                       57